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                                                                     EXHIBIT 3.1

                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                        CORPUS CHRISTI BANCSHARES, INC.


         The undersigned, a natural person of the age of eighteen years or more, acting as sole incorporator of a Corporation under the provisions of the Texas Business Corporation Act, adopts the following Articles of incorporation:

                                   ARTICLE 1

         The name of the Corporation is Corpus Christi Bancshares, Inc.

                                   ARTICLE 2

         The period of duration of the Corporation is perpetual.

                                   ARTICLE 3

         The purpose for which the Corporation is organized is the transaction of any or all lawful business.

                                   ARTICLE 4

         Section 4.01 - Authorized Shares. The aggregate number of common shares which the Corporation shall have authority to issue is Four Million (4,000,000) shares of Common Stock with a $5.00 par value per share. The Corporation shall have no other class of shares.

         Section 4.02 - No Preemptive Rights or Cumulative Voting. No holder of Common Stock shall have any preemptive right whatsoever, and cumulative voting shall not be permitted.

                                   ARTICLE 5

         Section 5.01 - Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors except as the Board of Directors shall delegate the power to so manage to the Executive Committee or other committees.

         Section 5.02 - Number. The number of directors comprising the initial Board of Directors shall be seven. Thereafter, the number of directors comprising the Board of Directors shall not be less than nine, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be twenty-one until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of directors. As used in this Article 5, the term "whole Board" means the total number of directors which the Corporation would have if there were no vacancies.


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         Section 5.03 - Classes and Tenure.  The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of the first class expiring at the Corporation's first annual meeting of shareholders after their election, that of the second class to expire at the Corporation's second annual meeting of shareholders after their election, and that of the third class to expire at the Corporation's third annual meeting of shareholders after their election. At the Corporation's annual meeting of shareholders in 1985, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders, the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         Section 5.04 - Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the current Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders of the Corporation; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

         Section 5.05 - Removal. Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that some lesser percentage may be specified by law), any director or the entire Board of Directors of the Corporation may be removed at any time, with or without cause, but only by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Corporation entitled to vote in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

         Section 5.06 - Amendment. Notwithstanding any other provision of these Articles of Incorporation (and not withstanding the fact that some lesser percentage may be specified by law), the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Corporation entitled to vote in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article 5 to these Articles of Incorporation.

                                   ARTICLE 6

         Section 6.01 - Approval of certain Business Combinations. The approval of any Business Combination (as defined hereinafter) shall, in addition to any affirmative vote required by law, require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Corporation entitled to vote in the election of directors (considered for this purpose as one class) of the Corporation; provided, however, that any such Business Combination may be approved on the affirmative vote required by law if such Business Combination is approved by not less than sixty-six and two thirds percent (66 2/3%) of the entire Board of Directors of the Corporation. As used herein the term "Business Combination" shall mean:


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             (i) any merger or consolidation of the Corporation or any
subsidiary of the Corporation with (a) any Substantial Shareholder (as defined hereinafter), or (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder regardless of which entity survives;

            (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or substantially all of the assets of the Corporation or any subsidiary of the Corporation, or both;

           (iii) the adoption of any plan or proposal for the liquidation of the Corporation proposed by or on behalf of a Substantial Shareholder; or

            (iv) any transaction involving the Corporation or any of its subsidiaries, including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of, the Corporation or any of its subsidiaries, or any merger or consolidation of the Corporation with any of its subsidiaries (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary, of which a Substantial Shareholder is the Beneficial Owner (as defined hereinafter).

         As used herein, the term "Substantial Shareholder" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934), is the "Beneficial Owner" (as determined in accordance with the criteria set forth under Rule 13b-3 under the Securities Exchange Act of 1934) in the aggregate of more than five percent (5%) of the outstanding shares of the Corporation entitled to vote in the election of Directors; and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding any other provision of these Articles of Incorporation (and not withstanding the fact that some lesser percentage may be specified by law), the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation entitled to vote in an election of directors shall be required to amend, alter, change or repeal this Article 6.

                                   ARTICLE 7

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.

                                   ARTICLE 8

         Without necessity for action by its shareholders, the Corporation may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

                                   ARTICLE 9

         Section 9.01 - Voting Requirement.  Other than as provided under
Article 5 and Article 6 of these Articles of Incorporation, notwithstanding any provision of the Texas Business Corporation


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Act which requires the vote or concurrence of the holders of more than a majority of the shares of the Corporation entitled to vote to take an action, the vote or concurrence of the holders of a majority of the shares of the Corporation entitled to vote shall be sufficient to take such action.

         Section 9.02 - Quorum Requirement. The holders of at least fifty percent (50%) of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders of the Corporation.

         Section 9.03 - Interested Transactions. No contract or other transaction between the Corporation and one or more of its directors, officers, or security holders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporation's directors, officers, or security holders are members, officers, security holders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such a director, officer or security holder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such Board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by vote of the shareholders, or (c) the contract or other transaction is fair as to the Corporation as of the time it is entered into.

                                   ARTICLE 10

         The Corporation, by action of its Board of Directors, may indemnify and purchase and maintain liability insurance for any director, officer, employee or agent of the Corporation (including any director, officer, employee or agent who may have served or acted at the request of the Board of Directors as a director, officer, employee or agent of another corporation) as, and to the extent, permitted by Article 2.02-1 of the Texas Business Corporation Act.

                                   ARTICLE 11

         In performing his duties, a director of the Corporation shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented, (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or (c) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the bylaws, as to matters within its designated authority, which committee the director deems to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who


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so performs his duties shall have no liability to the Corporation (whether asserted directly or derivatively) by reason of being or having been a director of the Corporation.

                                   ARTICLE 12

         The address of the initial registered office of the Corporation is 2402 Leopard Street, Corpus Christi, Texas 78408, and the name of the initial registered agent of the Corporation at such address is John T. Wright, Jr.

                                   ARTICLE 13

         The initial Board of Directors shall consist of seven members who shall serve as directors until the first annual meeting of shareholders or until their successors shall have been elected and qualified, and whose names and addresses are as follows:

        Name                                               Address
- --------------------------------------------------------------------------------
John T. Wright, Jr.                                  2402 Leopard Street
                                                     Corpus Christi, Texas 78408

John T. Wright, III                                  2402 Leopard Street
                                                     Corpus Christi, Texas 78408

William A. Clark                                     2402 Leopard Street
                                                     Corpus Christi, Texas 78408

Roscoe M. Smith                                      2402 Leopard Street
                                                     Corpus Christi, Texas 78408

John C. Brooke                                       1200 CCNB Center North
                                                     500 North Water Street
                                                     Corpus Christi, Texas 78471

L. L. Woodman, Jr.                                   Post Office Box 6806
                                                     Corpus Christi, Texas 78411

Marvin L. Berry                                      9646 Paula
                                                     Corpus Christi, Texas 78410

                                   ARTICLE 14

         The name and address of the incorporator of the Corporation are as follows:

John C. Brooke                                       1200 CCNB Center North
                                                     500 North Water Street
                                                     Corpus Christi, Texas 78471


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                                   ARTICLE 15

         To the fullest extent now or hereafter permitted by Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act (or any successor provision or provisions), a director of the Corporation shall not be liable to the Corporation or its Shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article 15 shall not eliminate the liability of a director in any case where such elimination is not permitted by law.

         The provisions of this Article 15 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated or limited by the provisions of this
Article 15.

         IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of September, 1984.

                                        John C. Brooke
                                        ----------------------------------------
                                        John C. Brooke

         SWORN TO on September 19, 1984, by the above-named incorporator.

                                        Linda Tschoepe
                                        ----------------------------------------
                                        Linda Tschoepe
                                        Notary Public, State of Texas
                                        My Commission Expires:
                                        10-09-85


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